CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 26, 2008, relating to the consolidated financial statements and consolidated financial statement schedule of Regal Beloit Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph referring to Regal Beloit Corporation’s adoption of Financial Accounting Standards Board (FASB) Statement No. 123(R), Share-Based Payment, FASB Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106 and 132(R), and FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes), and the effectiveness of Regal Beloit Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Regal Beloit Corporation for the year ended December 29, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
November 5, 2008